TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a list of smoking and health class actions, health care cost recovery actions, Proposition 65 actions and asbestos contribution actions currently scheduled for trial through 2000 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.

Case (Jurisdiction)                           Type of Action                     Trial Date
-------------------                           --------------                     ----------
Engle, et al. v. R. J. Reynolds         Smoking and Health Class Action      September 7, 1999
Tobacco Co., et al. (Florida)                                                (Phase Two)

Blue Cross and Blue Shield of           Health Care Cost Recovery Action     January 10, 2000
New Jersey, Inc., et al. v. Philip                                           (to be rescheduled)
Morris, Incorporated, et al.
(New York)

The Arkansas Carpenters                 Health Care Cost Recovery Action     January 18, 2000
Health & Welfare Fund,
et al. v. Philip Morris,
Inc., et al. (Arkansas)

Robert A. Falise, et al. v. The         Asbestos Contribution Action         February 1, 2000
American Tobacco Company,
et al. (New York)

Richardson, et al. v. Philip            Smoking and Health Class Action      February 4, 2000
Morris Incorporated, et al.
(Maryland)

Ezell Thomas and Owens Corning          Asbestos Contribution Action         February 14, 2000
v. R. J. Reynolds Tobacco
Company, et al. (Mississippi)

The People of the State of              Proposition 65 Case                  February 25, 2000
California, et al. v. Philip
Morris, Inc., et al. (California)

National Asbestos Workers               Health Care Cost Recovery Action     April 5, 2000
Medical Fund, et al. v. Philip
Morris Incorporated, et al.
(New York)

Thompson, et al. v. The                 Smoking and Health Class Action      June 1, 2000
American Tobacco Company,
Inc., et al. (Minnesota)

In re TOBACCO II                        Health Care Cost Recovery Action     June 19, 2000
(California)                            (5 consolidated union cases)

Republic of the Marshall Islands        Health Care Cost Recovery Action     October 1, 2000
v. The American Tobacco Company,
et al. (Marshall Islands)

Group Health Plan, et al. v.            Health Care Cost Recovery Action     December 1, 2000
Philip Morris, Inc., et al.
(Minnesota)


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

Below is a schedule setting forth by month the number of individual smoking and health cases against PM Inc. and, in some cases, the Company that are currently scheduled for trial through the end of the year 2000.

1999                    2000
----                    ----

None                    January (2)

                        February (2)

                        March (1)

                        April (1)

                        May (1)

                        June (3)

                        July (1)

                        August (1)

                        September (1)

                        October (2)

                        November (1)


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